Exhibit 32.2

                    Certification of Chief Financial Officer
                         Pursuant to Section 906 of the
                           Sarbanes-Oxley Act of 2002

     In connection with this quarterly report on Form 10-QSB of United Tennessee Bankshares, Inc. I, Chris H. Triplett, Controller of United Tennessee Bankshares, Inc., certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:


     1. The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of United Tennessee Bankshares, Inc.

Date: November 12, 2004                 /s/ Chris H. Triplett
                                        ----------------------------------------
                                        Chris H. Triplett
                                        Controller